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                                                                  Exhibit (j)(1)

                               CONSENT OF COUNSEL

        We hereby consent to (i) the use of our name and to the reference to our firm under the captions "Management of the Company" and "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 29 to the Registration Statement (File Nos. 33-27491 and 811-5782) on Form N-1A of M.S.D. & T. Funds, Inc. under the Securities Act of 1933 and the Investment Company Act of 1940 and (ii) the incorporation by reference of our firm's opinions of counsel dated September 28, 1999 and April 14, 2000 filed as exhibits to Post-Effective Amendment No. 24 and Post-Effective Amendment No. 25, respectively, to the Registration Statement on Form N-1A of M.S.D. & T. Funds, Inc. under the Securities Act of 1933 and the Investment Company Act of 1940. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name, the references to our firm under such captions and the incorporation by reference of our firm's opinion, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                /s/ Drinker Biddle & Reath LLP
                                                ------------------------------
                                                DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania
July 31, 2002